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MACK-CALI REALTY CORPORATION
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DRAFT – FOR DISCUSSION PURPOSES ONLY Mack-Cali Realty May 2020 Corporation

Disclaimer 2 This presentation should be read in connection with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Statements made in this presentation may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "potential," "projected," "should," "expect," "anticipate," "estimate," "target," "continue" or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in our annual reports on Form 10-K, as may be supplemented or amended by our quarterly reports on Form 10-Q, which are incorporated herein by reference. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali has Demonstrated Responsiveness to Shareholders

We have listened and taken meaningful action in response to shareholder feedback

Enhanced Corporate Governance Practices

- Actively **focused on refreshing the board** with highly qualified nominees who bring the skill sets necessary to oversee our strategy and execute on a potential transaction
- **Five new candidates are fully independent** of Company management, the current Board members and the Mack family
- As promised prior to our 2019 Annual Meeting:
  - **Opted out of MUTA**
  - **Secured the agreement of the Mack family to give up its contractual right to nominate up to 3 directors**
- **Committed to appoint an independent chairman** following the retirement of Chairman William Mack at the 2020 Annual Meeting

Conducted Strategic Review, Now Exiting Suburban Office Market

- In June 2019, consistent with public commitments we made prior to the 2019 Annual Meeting, the Board **formed the Shareholder Value Committee to review strategic alternatives**
- In December 2019, the **full Board approved the recommendations of the Shareholder Value Committee:**
  1) to pursue a sale of the Company's entire suburban office portfolio and a possible sale of the Company itself, and
  2) to form the Special Committee to directly oversee management's efforts to implement these initiatives
- The Board is open to all paths that maximize shareholder value and **will launch a full strategic process as soon as market conditions stabilize**

Welcomed and Engaged Bow Street Directors Elected in 2019

- **Fully integrated the four new Bow Street Directors** following the 2019 Annual Meeting
- **Each Bow Street Director was appointed to the Audit Committee** to provide the greatest insight into business operations. Two were provided the opportunity to serve as Audit Committee Chair but both declined
- **Two Bow Street Directors were on the four person Shareholder Value Committee** charged with conducting our strategic review. **Both were offered a spot on the subsequent Special Committee, but MaryAnne Gilmartin declined due to outside business commitments**
- **All Bow Street Directors were invited in January to join the Company's slate of nominees** for election to the Board at the 2020 Annual Meeting, but instead chose to join Bow Street's slate

MACK-CALI®

3

Bow Street's Continued Fight for Control

What is Bow Street's true objective? To profit at the expense of Mack-Cali shareholders

Initially Submitted Lowball Bid Under Threat of Proxy Fight

- In late February 2019, Bow Street submitted a proposal to acquire the Company's suburban and waterfront office assets at a significant discount to their fair market value
- Just before CLI's early March 2019 nomination deadline, **Bow Street threatened to nominate a slate of candidates to the Board unless CLI continued discussions regarding the proposal**

Launched Proxy Fight After Board's Unanimous Rejection of Offer

- On March 13, 2019, the Board unanimously determined that the proposal was inadequate, unworkable, unfinanced and not in shareholders' best interests
- On March 14, 2019, Bow Street nominated a majority slate of six candidates (including two Bow Street principals who subsequently dropped off the slate) for election to the Board at the 2019 Annual Meeting

Again Attempting to Leverage Proxy Fight to Profit at Expense of Other Shareholders

- On March 27, 2019, **Bow Street indicated it would be willing to withdraw its director nominations if CLI agreed to sell to Bow Street** certain of the Company's office properties at a "wholesale" price
- In July 2019, Bow Street requested reimbursement of ~$2.0 million in expenses incurred during its proxy contest, without providing any supporting documentation for the claimed expenses
- In March 2020, Bow Street nominated a slate of eight candidates, seeking majority control of the Board while owning only 4.9% of shares

After its 2019 campaign, Bow Street **never resubmitted the proposal or bid** on any of the assets that have been offered for sale, perhaps because they knew a majority independent Board would again reject a lowball bid

MACK-CALI
4

A Walk Through Bow Street's "Plan" Shows it is Not Grounded in Reality

Bow Street's "plan" is a mix of vague and flawed ideas. Although four Bow Street Directors spent a year on the Board, Bow Street is still not offering specifics about how it would maximize value for all shareholders

"Three-Step Plan"	Bow Street's Vague & Flawed Ideas	Mack-Cali's Pragmatic Perspective
1 Re-align Mack-Cali Portfolio WE ARE	✗ Reconsider development portfolio in context of balance sheet and cash flow strain	✓ **Create a simplified, more easily understood company with better growth prospects, pivoting away from suburban office assets** and recycling capital into higher growth markets and more desirable residential assets ✓ Portfolio evolution has enabled us to **dramatically shift the sustainability and quality of our NOI composition** ✓ Residential **developments were completed on time**, on budget and leased quickly ✓ With only $31mm remaining to complete in-process pipeline, **which developments would Bow Street reconsider?**
	✗ Restructure residential JV to enable spin-off	✓ **JV allows spin-off;** restructure transfers value away from shareholders and SpinCo would trade at a discount to fair value ✓ JV structure enabled our company, which had little access to capital, to create a **significant and valuable residential platform** ✓ **The terms of the JV are publically disclosed. How does Bow Street propose to restructure this vital and collaborative relationship?** At a minimum, requires payment of Rockpoint's full interest in Roseland plus prepayment penalty of $129mm
	✗ Deleverage balance sheet by using proceeds from asset sales to reduce debt	✓ Successfully **transitioned leverage to primarily secured debt** and improved interest coverage ratio, while also **using $1.2bn in proceeds from asset sales to primarily repay corporate debt** ✓ **Bow Street has not identified which additional assets would be targeted for sale**

MACK-CALI

5

A Walk Through Bow Street's "Plan" Shows it is Not Grounded in Reality

Bow Street's "plan" is a mix of vague and flawed ideas. Although four Bow Street Directors spent a year on the Board, Bow Street is still not offering specifics about how it would maximize value for all shareholders

"Three-Step Plan"	Bow Street's Vague & Flawed Ideas	Mack-Cali's Pragmatic Perspective
2 Reconstitute Board — WE HAVE	X Board attempted to unilaterally remove the directors elected by shareholders in 2019	✓ **The Board invited all four Bow Street Directors to join the 2020 slate**; all four accepted, while **secretly engaging in discussions with Bow Street** and agreeing to join its slate and lend their names to its agenda
	X Bow Street's nominees can effectuate meaningful change, and have the backbone required to challenge the status quo	✓ **Bow Street Directors voted with other Board members** on every matter since their election to the Board and **never raised any concerns about the Company's management or plan** ✓ Bow Street's new candidates have **ties that call into question their independence from Bow Street** ✓ **Bow Street already has 4 directors who essentially control the Audit Committee.** Shareholders deserve directors who know how to raise issues in the boardroom, rather than only raising concerns from Bow Street in the context of a proxy contest
	X Legacy Board is entrenched and has gone to extraordinary lengths to protect DeMarco	✓ Board continues to **improve governance practices and refresh board composition in response to shareholder feedback;** Bow Street's baseless claim of entrenchment ignores that only 3 candidates have served over 4 years, our Chairman is retiring this year, and two additional longer serving directors plan to retire next year
3 New CEO — WHO?	X New leadership is required to create value	✓ **Stability under Mr. DeMarco's leadership is crucial to complete ongoing transformation as quickly as possible;** an abrupt change in leadership would result in a demoralized workforce and disruption to pending deals and operations
	X Several Bow Street nominees could serve as interim-CEO during transition period	✓ Mr. DeMarco, **in recognition for his leadership in the community**, was appointed by Governor Phil Murphy to serve on New Jersey's Restart & Recovery Advisory Council to advise state leadership on economic matters ✓ **Bow Street has not presented any specific candidates for consideration or comparison;** current market disruptions make it vital that Mack-Cali shareholders have an opportunity to evaluate a specific candidate

MACK-CALI

6

Mack-Cali is Executing a Clearly Defined Strategic Plan to Build Value and Seek Strategic Alternatives

- When our CEO Michael DeMarco joined Mack-Cali in 2015, the Company had a diverse portfolio of assets, heavily weighted (70%) towards suburban New Jersey offices that faced declining tenant interest and required significant capital expenditures when re-leasing
- Mr. DeMarco initiated a multi-year plan to transform the portfolio from suburban office to multifamily and Class-A office in a focused geographic footprint in order to capitalize on higher growth assets and implant a simpler structure for investors, and potential acquirers, to understand and value
  - Today Mack-Cali is building market leading multifamily and office platforms that dominate the high growth New Jersey Waterfront live, work and play environments
- We have since 2015 and are today enhancing the portfolio to position Mack-Cali to maximize value by:
  - Selling non-core assets
  - Reinvesting equity proceeds and contributing valuable air rights to develop assets in the Roseland residential platform
  - Repaying corporate debt to increase strategic flexibility
  - Leasing up current Waterfront vacancies
  - Reducing G&A expenses consistent with our business simplification
- This transformation better positions Mack-Cali to conduct a strategic alternatives process that will maximize value for shareholders

The Company's leadership team has proven its ability to execute on this plan and will continue to execute until a strategic alternative that delivers value to ALL Mack-Cali shareholders is identified

MACK-CALI
7

Vote For a Slate of Highly Qualified Directors Well-Positioned to Deliver Shareholder Value

Mack-Cali's full slate of directors is equipped to oversee strategic transactions

Incumbent Directors Have Necessary Skills and Perspectives to Pursue Strategic Alternatives



Alan Bernikow★
CEO Experience and historical insights | Director since 2004



Michael DeMarco
CEO, Mack-Cali, Delivering our strategy to build value
Director since 2018



Lisa Myers
Investor view from both private equity and active fund seats
Director since 2019



Laura Pomerantz
Commercial real estate expert and seasoned public company director | Director since 2019



Irvin Reid★
Extensive public company board and economic development experience | Director since 1994



Rebecca Robertson
Visionary perspective on redevelopment opportunities
Director since 2016

New Independent Nominees All Have Significant Prior Board Experience and Expertise to Oversee A Strategic Process



Jamie Behar
Portfolio Manager for Real Estate and Alternative Investments



Michael Berman
REIT CFO experienced with strategic alternatives



Howard Roth
Real estate transactional expertise honed as an external accounting advisor



Gail Steinel
Leadership skills built in strategy and operations consulting



Lee Wielansky
Real estate development company CEO

★ **ANTICIPATED BOARD REFRESHMENT**
Two directors expected to retire at 2021 AGM

If the Company's nominees are elected at the Annual Meeting:

8 of 11 directors	5 of 11 directors	4 of 11 directors
will have joined since 2018 Board will have average tenure of 4.6 years	will be experienced institutional investors who bring a shareholder perspective	will have CEO or CFO experience, with 3 at real estate companies

MACK-CALI®

8

Agenda Mack-Cali’s Board has Listened and Been Responsive to Shareholders 1 Strategy, Execution & Performance Driving Growth and Portfolio Transformation 2 Bow Street is Seeking Control of Your Company to Pursue its Own Agenda 3 Shareholders Deserve Directors Maximize Value Best Positioned to 4 5 Appendix 9

Conducted Strategic Review, Now Managing a Multi-Prong Sales Process

As part of its strategic review process, Mack-Cali, a long-standing suburban office company, made the decision to exit its suburban office assets, accelerating its transition to a multifamily offering to increase the attractiveness of our Company

Shareholder Value Committee Conducted Strategic Review and Presented Recommendations Approved by Full Board

- In June 2019, **consistent with public commitments made by the Company prior to the 2019 Annual Meeting**, the Board formed the Shareholder Value Committee to review and evaluate the Company's strategic direction and all available alternatives for maximizing shareholder value, including a potential sale of the Company or its assets
- **The Committee was composed of four independent directors, including two Bow Street Directors** (Frederic Cumenal and MaryAnne Gilmartin)
- The Shareholder Value Committee selected and retained independent financial and legal advisors (Goldman Sachs and Willkie Farr) to assist the Committee in its review
- In late December 2019, **the full Board approved the recommendations of the Shareholder Value Committee**, which included the sale of the Company's entire suburban office portfolio and a possible sale of the Company itself, as well as the formation of a **Special Committee** to oversee management's efforts to implement these initiatives

Special Committee Now Overseeing Board-Approved Plan

- The Special Committee was formed in early January **to provide assistance and oversight of management in evaluating any potential offers** that may be received to acquire the Company or any substantial portion of its assets, and to continue to explore ways to maximize shareholder value
- **Both Bow Street Directors** who had served on the Shareholder Value Committee **were invited to join the Special Committee**
  - **MaryAnne Gilmartin declined to serve** due to the need to attend to outside business commitments
- The Special Committee comprises five independent directors (including one of the Bow Street Directors), and CEO Michael DeMarco participates as a non-voting member
- As publicly announced, the **Company will launch a strategic process as soon as market conditions stabilize**

MACK-CALI

10

Mack-Cali Continues to Seek Constructive Engagement with Bow Street

We have repeatedly tried to reach an agreement with Bow Street to avoid another costly fight which distracts management from its mission to create shareholder value

Date	Highlights of Communications with Bow Street in 2020
JAN. 28	▪ The Board invited all four Bow Street Directors to be re-nominated on the Company's slate in 2020 ▪ All four Bow Street Directors accepted the invitation, while simultaneously engaging in secret discussions with Bow Street regarding joining Bow Street's repeat campaign in 2020
MAR. 10	▪ Bow Street demanded four additional seats on the Mack-Cali Board ▪ Our NGC Committee believed it would be inappropriate for Bow Street to have majority control of the Board as a 4.9% shareholder who had previously attempted to purchase the Company's premium assets at a discount, and whose plan is to dismiss the Company's CEO in the midst of a strategic transformation and national health and economic crisis in order to lead a sale process in which they, former bidders, would determine the price to be received
MAR. 13	▪ In order to avoid another costly and distracting proxy contest, Mr. Bernikow (Lead Independent Director) indicated to Mr. Akiva Katz (Founder of Bow Street) that the Board would be willing to include three of the Bow Street Directors (excluding Nori Gerardo Lietz, who had demonstrated unconstructive behavior as a Board member) on the Company's slate if Bow Street ended its proxy contest ▪ Bow Street representatives indicated they were not prepared to end the proxy contest unless given majority control of the Board
MAR. 24	▪ Communicating with Bow Street via Bow Street Director Alan Batkin, Mr. Bernikow again offered to include three of the Bow Street Directors in the Company's slate if Bow Street agreed to end its proxy contest ▪ Mr. Katz again rejected the Company's settlement offer
MAR. 27	▪ Mr. Katz "offered" to only run a four-person slate if the Company irrevocably agreed to include the four Bow Street Directors on the Company's slate and support their re-election
MAR. 30	▪ Mr. Bernikow declined, as this would facilitate Bow Street, a less than 5% shareholder, gaining majority control of the Board, with four incumbent Bow Street Directors supporting Bow Street's agenda on the Company's slate plus four new nominees on the dissident slate

MACK-CALI

11

Extensive and Independent Nominee Search Process Search process aligned with Mack-Cali’s demonstrated commitment to continued Board refreshment and governance best practices third party search firm, was already candidates to replace retiring Chairman of its search process once the Board Governance Committee, comprised 12 Identified highly qualified Nominees are equipped to overseeFocused on best interests of all independent nominees through aexecution of the Company’s strategyshareholders, and delivering value through strategic alternatives Nominees’ skills align with plan to sell assets, and also enable them to serve as responsible stewards until market conditions facilitate a transaction that maximizes shareholder value Open to and encouraging of all strategic transactions to unlock value for shareholders Will work constructively and impartially with the Board to drive value creation comprehensive search process Ferguson Partners, a highly reputable engaged by the Company to identify William Mack, and expanded the scope learned of Bow Street nominations Interviewed 23 candidates before selecting our five new nominees Approved by Nominating & Corporate solely of independent directors Our highly qualified new candidates are fully independent of management, the current Board members and the Mack family and transformation New nominees are leaders in their fields, and seasoned public company directors Extensive finance, real estate, M&A and corporate governance expertise, well aligned with the Company’s strategy of pursuing strategic alternatives to maximize shareholder value Significant experience managing through corporate crises, complex situations and strategic transactions

First-Class Nominees Will Help Board Oversee Company Strategy

Highly relevant skill sets, deep experience in public REIT space, seasoned public company directors across various industries, and perspectives of new nominees aligned with the needs of Mack-Cali and all shareholders

DIRECTOR	 Jamie Behar	 Michael Berman	 Howard Roth	 Gail Steinel	 Lee Wielansky
BIOGRAPHY	• 35+ years of experience in investment management • Former Managing Director, Real Estate & Alternative Investments at General Motors Investment Management • Director at Forest City and Gramercy Property Trust when companies were sold • Director at ARMOUR Residential REIT and Shurgard Self Storage	• 30+ years of combined real estate and financial industry experience • Former Executive VP and CFO of General Growth Properties and Equity Lifestyle Properties • Chair of audit committees at Brixmor Property Group and Skyline Champion	• Spent 32 years with EY, including as Global Sector Lead of Real Estate, Hospitality and Construction (RHC) practice • Experience overseeing public REIT portfolio repositioning • Chair of audit committee and member of nominating and governance committee at Lexington Realty Trust	• Spent 23 years with Arthur Anderson, including as Global Managing Partner of Business Consulting • Managed 10,000 employees; led team through sale to KPMG • Chair of audit committees at Federal Realty Investment Trust and MTS Systems Corporation	• 40+ years of commercial real estate investment, management and development experience • Former President and CEO of JDN Development Company • Lead Independent Director at Acadia Realty Trust
SKILLS & EXPERIENCE	✓ Significant leadership in investment and real estate industries ✓ Extensive public board and committee experience, including at Sunstone, #5 ranked board in industry (1)	✓ Executive experience with public real estate companies ✓ Extensive public board and committee experience, including at Brixmor, #2 ranked board in industry (1)	✓ Significant financial expertise, including advising clients on M&A ✓ National diversified REIT board experience	✓ Experience executing sales and reorganizations ✓ Extensive public REIT board experience	✓ Extensive commercial real estate experience ✓ Public company board experience

MACK-CALI

(1) GreenStreet Advisors Corporate Governance Rankings as of April 17, 2020.

13

First-Class Nominees Will Help Board Oversee Company Strategy

Mack-Cali's incumbent directors bring a balance of deep institutional knowledge and fresh perspectives

DIRECTOR	 Alan Bernikow	 Michael DeMarco *CEO*	 Lisa Myers	 Laura Pomerantz	 Irvin Reid	 Rebecca Robertson
BIOGRAPHY	▪ Lead Independent Director with robust and defined oversight responsibilities ▪ 30 years of experience in accounting, including as former Deputy CEO at Deloitte & Touche LLP ▪ Independent Director at Revlon *Committees: A*, NCG*	▪ Joined Mack-Cali in 2015 as President and initiated portfolio transformation; responsible for ongoing successful execution and strategic direction as CEO ▪ Former Chief Investment Officer, CCRE ▪ Independent Director at Pennsylvania REIT	▪ Co-Founder and Managing Partner of Clerisy ▪ Former Partner at L Catterton, a global consumer-focused private equity firm ▪ Former Executive VP and Lead Portfolio Manager at Templeton *Committees: ECO**	▪ 22 years of executive-level commercial real estate experience ▪ Vice Chairman, Head of Strategic Accounts at Cushman & Wakefield ▪ Independent Director at Retail Opportunity Investments and G-III Apparel Group *Committees: ECO, NCG*	▪ President Emeritus of Wayne State University, leading massive construction and revitalization projects ▪ Former member of Federal Reserve Board of Chicago ▪ Former Independent Director at A. Schulman and The Pep Boys *Committees: ECO, NCG**	▪ CEO and President of Park Avenue Armory; led transformation of the landmark building into a major center for performing and visual arts ▪ Former Executive Director of the Lincoln Center Development Project *Committees: ECO, NCG*
SKILLS & EXPERIENCE	✓ Significant financial and accounting background, qualifying him as a financial expert ✓ Public company board experience	✓ Executive experience with public real estate companies ✓ Significant REIT, investment banking and accounting experience	✓ Significant investment and private equity experience ✓ Background in corporate and real estate law involving M&A and restructurings	✓ Significant background in retail and manufacturing ✓ Extensive public REIT board experience, including as chair of key committee	✓ Residential property development experience ✓ Public company board experience, including as chair of key committees	✓ Successfully led major redevelopment projects ✓ Successfully navigated complex regulatory issues

MACK-CALI

A = Audit Committee.
NCG = Nominating and Corporate Governance Committee.
ECO = Executive Compensation and Option Committee.
* = Chair of Committee.

14

Embracing a New Corporate Governance Context

Over the past four years, and especially following shareholder feedback last year, the Board has made meaningful enhancements to CLI's corporate governance practices

Area of Shareholder Feedback	Action Taken by Board to be Responsive
Maryland Unsolicited Takeover Act (MUTA)	The Company **amended its charter to permanently opt out of certain provisions of MUTA**, eliminating the Board's ability to re-classify itself without a shareholder vote
The Mack Agreement	Secured agreement from the Mack family to **rescind its contractual right to nominate three directors to the Board**
Board Refreshment	Assuming the Mack-Cali slate is elected, **8 of 11 directors will have joined the Board since 2018**
Board Diversity	Assuming the Mack-Cali slate is elected, **6 of 11 director nominees** will be diverse by gender or ethnicity
Independent Board Leadership	We have **committed to appointing an independent chairman** following the retirement of William Mack at the 2020 annual meeting
Shareholder Engagement	We have **regular and constructive engagement with shareholders.** In conjunction with the 2019 annual meeting, we met with shareholders representing 83% of outstanding shares

Additional Governance Best Practices

- ✓ Strong Lead Independent Director role
- ✓ Annually elected Board of Directors
- ✓ No shareholder rights plan
- ✓ Executive and director stock ownership guidelines
- ✓ Annual Board evaluations

Mack-Cali has been recognized in its industry for commitment to corporate governance improvements:

GreenStreet Corporate Governance rating has increased from 29 in 2015 to 54 in 2020 (1)

We VALUE investor feedback and are committed to corporate governance practices that align with the expectations of our shareholders

MACK-CALI

(1) GreenStreet Corporate Governance Rankings as of June 30, 2015 and April 17, 2020.

15

Agenda Mack-Cali’s Board has Listened and Been Responsive to Shareholders 1 Strategy, Execution and Performance Driving Growth and Portfolio Transformation 2 Bow Street is Seeking Control of Your Company to Pursue its Own Agenda 3 Shareholders Deserve Maximize Value Directors Best Positioned to 4 5 Appendix 16

Executing a Clearly Defined Strategy to Exit the Suburban Office Business Completing multi-year transformation to divest non-core assets and build, own and operate market-leading multifamily and office platforms that create live, work, and play environments on the high growth New Jersey waterfront Properties with Superior Roseland Residential Properties That Leased Invigorate and Define Communities M2 URBY Harborside 5 101 Hudson (1) Includes 5 properties, 1,942 units, and $53.6mm of stabilized NOI from the in-construction pipeline. 17 Targeted WaterfrontOur Management Team Has Built PremierOur Waterfront Office Properties Help Access to Manhattanat Record Rates 24 properties (1) 6 properties 8,466 units (1) 4.9mm square feet $178.3mm stabilized NOI (1) $136.4mm stabilized NOI Waterfront NY008YXZ: 1301728_01.WOR Port Imperial Hudson Yards Downtown Jersey City Waterway Route PATH Line Hudson Bergen Light Rail

Key Facets to Achieve the Goals of Mack-Cali's Strategy

When hired in 2015, Michael DeMarco devised a simplification strategy with the goal of fewer and larger multifamily and Class A office assets

Asset Recycling: 90% of Regional Portfolio		Creating Platform Value		
Progressing non-core asset recycling efforts	**Selling the remaining suburban office portfolio**	**Developing core residential platform with control and scale**	**Leasing-up waterfront vacancy**	**Repaying corporate debt to increase strategic flexibility**
Disposed of $2.5bn of non-core assets, including 99 Flex buildings and 87 Suburban Office buildings in weaker markets	In the process of selling the remaining 36 suburban office assets, with 17 currently under contract	Created the Roseland Residential Trust joint-venture with Rockpoint Group LLC which has raised $400mm of growth equity at NAV to date (1)	Lease the remaining 1.0MSF of waterfront vacancy (current vacancies and 2020 lease expirations)	Deploy proceeds from suburban office sales to repay remaining corporate indebtedness and complete the transition to a secured borrowing strategy

The execution of our strategy required significant time and expertise to orchestrate and we have successfully led the platform to the final phase and transformed Mack-Cali into the largest NJ Waterfront landlord

MACK-CALI

(1) Rockpoint Group LLC's investment includes the $300mm investment as per the Original Investment Agreement as of March 31, 2019. On June 28, 2019, Rockpoint Group LLC invested $100mm as per the Add On Investment Agreement. As of December 31, 2019, Rockpoint Group LLC's investment totaled $400mm.

18

Mack-Cali has the Right Management Team in Place to Achieve its Goals

The Board, including Bow Street's nominees, unanimously endorsed Management's current execution strategy



Michael DeMarco
Chief Executive Officer
- CEO of Mack-Cali since April 2017 and previously held the role of President and COO
- Since 2015, Mr. DeMarco has led the development and execution of the Company's current portfolio transformation



Marshall B. Tycher
Chairman, Roseland Residential Trust
- Co-Founder and Chairman of Roseland Residential Trust
- President of Roseland Residential Trust from 1992 until Roseland's acquisition by Mack-Cali in October 2012



David J. Smetana
Chief Financial Officer
- CFO of Mack-Cali since 2018 and is responsible for Mack-Cali's strategic financial planning
- Former managing director and securities analyst at Morgan Stanley for the Global Real Estate Securities business

The Mack-Cali team is expertly implementing a local market strategy with the scale of a public REIT

1. Extensive Local Government Relations Support Value-Add Entitlements
2. Finger on the Pulse of NJ Waterfront Market Leasing Demand
3. Development Expertise on a Local Level
4. Leading Landlord Supported by Strong Relationships with Leasing and Sales Brokers
5. Actively Managing Corporate Costs (283 current employees vs. 600 in 2015)



Deidre Crockett
Executive VP & Chief Administrative Officer
- Responsible for public relations, marketing, human resources and investor relations



Ricardo Cardoso
Executive VP & Chief Investment Officer
- Responsible for sourcing new real estate acquisitions and identifying opportunities within the Company's portfolio for asset repositioning or disposition



Nicholas A. Hilton
Executive VP, Leasing
- Responsible for Mack-Cali's leasing efforts and management of the Company's in-house leasing team



Gary Wagner
General Counsel & Secretary
- Responsible for corporate governance, supervising outside legal counsel and overseeing risk management
- Previously held roles at the Robert Martin Company until its acquisition by Mack-Cali

MACK-CALI
19

The Street Supports Management and its Strategy

Analysts recognize DeMarco's strategic transformation creates long term value

"Despite no deal materializing, Mr. DeMarco has repeatedly stated his willingness to pursue an entity-level transaction…should the company's current strategic direction ultimately fail to remedy the persistent discount to NAV at which shares trade. Shareholders have seemingly been sympathetic as Mr. DeMarco received strong support during last year's director election. As such, ***it would be both surprising and unwarranted in our view to see shareholders now support the removal of Mr. DeMarco as CEO.***"

Green Street Advisors
March 12, 2020

"Given how long we are in the current economic cycle, ***selling low quality assets and paying down debt de-risks the company***…There could be upside should CLI make significant progress in leasing up its core Waterfront office portfolio. A key upside risk to our thesis is the possibility of a transaction."

BARCLAYS
February 25, 2020

"We continue to like the shares of CLI, and view any pullback after earnings in response to light NJ Waterfront leasing volume and uncertainty regarding the incentives bill as an opportunity to buy the stock. ***We think management's strategy is the right approach*** to create a more desirable portfolio, and ***given their track record we have confidence in their ability to follow through*** on the transactional components of the portfolio transformation."

EVERCORE ISI
February 16, 2020

"CLI has moved from a predominantly diversified suburban focused REIT, with high cap rate suburban office assets, to a lower cap [rate] profile core Jersey City waterfront and JC residential mix. This should leave CLI more focused and cleaner with an improved balance sheet…***We see further upside if future suburban dispositions can be made in a financially beneficial manner to shareholders*** and ***CLI continues to tap its residential land bank that could nearly double the size of its residential units over time.***"

Deutsche Bank
February 2, 2020

MACK-CALI®

Source: Wall Street research as of April 21, 2020. Permission to use quotations neither sought nor obtained.

20

Dominant Jersey City Waterfront Market Share Mack-Cali has developed the Jersey City waterfront to create an attractive and vibrant live / work / play community M2 311 Units Urby 1 Soho Lofts 377 Units Liberty Towers The Charlotte 107 Morgan Monaco Plaza Plaza 4a Plaza 1, 2, 3 412 Units Residential Units 2016 - 2019 Residential Future Residential Commercial 21 648 Units750 Units101 Hudson St.804 Units5762 Units523 Units(Remote)L I V E Whole FoodsMarbella URBY Lobby W O R K Total OperatingFood Hall at Jersey City Waterfront 2015 Residential P L AY The Lutze Biergarten Harborside 9 900 Units 935 Total + 2,098 Units | 3,033 Total The Lutze + 4,634 Units | 7,667 Total Hudson River 4.3 MSF Harborside 4 750 Units Harborside 8 680 Units Urby 2 750 Units

Well-Located Port Imperial Residential Ecosystem

Highly amenitized residential developments offer compelling value and convenient access to Hudson Yards



RiverHouse 9



RiverHouse 11
At Port Imperial
2018
295 Units
RiverParc
At Port Imperial
2014
280 Units
RiverHouse 9
At Port Imperial
2020 Delivery
313 Units
RiversEdge
At Port Imperial
2009
236 Units
Residence Inn
Port Imperial
164 Keys
Envue Autograph
Hotel
208 Keys
Garage
South
Garage
North
Riverbend 1
At Port Imperial
2000
302 Units
Riverbend 2 And 3
At Port Imperial
2002
213 Units
55 Riverwalk Place
At Port Imperial
2006
348 Units
The Clubhouse
At Port Imperial
2003/2004
The Capstone
At Port Imperial
2020 Delivery
360 Units
RiverTrace
At Port Imperial
2013
316 Units
Park Parcel Future
Development 302
Units
Parcel 16
Future Development
200 Units
Ferry
Terminal
Parcel 2
Future Development
250 Units
Parcel 6+1
Future Development
600 Units
Parcel 3
Future Development
300 Units
Hudson River
~ 8 min. Ferry to Hudson Yards
Total Owned & Managed
Operating Residential Units
2015
1,695 Total (2)
2016 - 2019
3,035 Total (3) | + 1,340 Units
Future
4,687 Total (4) | + 1,652 Units



$25bn investment by Related / Oxford
+9MSF Net Office Leasing
~45k New Jobs (1)

Hudson Yards



EnVue Autograph Collection Hotel



The Capstone

MACK-CALI®

(1) Assumes density of 200SF per office job.
(2) Represents 832 owned operating units and 863 managed operating units.
(3) Represents 1,656 owned operating units and 1,379 managed operating units.
(4) Represents 3,308 owned operating units and 1,379 managed operating units.

22

Mack-Cali's Prescient Pivot to Multifamily Has Rewarded Shareholders

Mack-Cali's growing multifamily exposure has led to significant outperformance versus NYC office-focused peers

Returns of NY Office Peers vs. Multi-Family Demonstrates Value of the Portfolio Transformation



URBY

- Michael DeMarco joined as President on June 2, 2015 with primary responsibility for the capital strategy and operations of the company, successfully establishing a new direction for the company with a comprehensive strategic plan [2]
- Residential provides an improved cash flow profile versus suburban office assets with lower recurring capex, particularly in light of newer assets
- Residential focus on the Waterfront offers sustainable NOI growth in a growing market and providing attractive unlevered development yields in excess of 6.0%
- Residential assets offer a more financeable product than suburban office, eliminating the need for corporate level financing
- After stabilization of the Waterfront, Mack-Cali has greater flexibility to evaluate strategic alternatives, including potential standalone multifamily operations

Total Shareholder Return June 2, 2015 – May 15, 2020 [1]



(41.7%)
(12.2%)
(9.6%)
(4.8%)
0.5%
16.6%
NY Office Peers (3)
NAREIT Office Index (4)
Proxy Peer Set (5)
MACK-CALI
RMS (6)
NAREIT Multifamily Index (7)

Source: FactSet. As of May 15, 2020.

(1) Total return reflects reinvestment of all dividends on the ex-dividend date. Total returns data based on June 2, 2015, the day prior to Michael DeMarco joining the CLI executive leadership team.
(2) Marino, Vivian. "A Conversation With Michael J. DeMarco." New York Times (published December 22, 2015).
(3) NY office peers include BXP, ESRT, PGRE, SLG and VNO.
(4) NAREIT Office Index includes: ARE, BDN, BXP, CIO, CMCT, CUZ, CXP, DEA, DEI, EQC, ESRT, FSP, HIW, HPP, KRC, OFC, OPI, PDM, PGRE and SLG. Excludes CLI.
(5) Proxy peer set includes BDN, CUZ, CXP, DEI, ESRT, EQC, HIW, HPP, LXP, OFC, PGRE, PDM and WRE. GPT has been omitted due to its privatization.
(6) RMS reflects the total return of the MSCI US REIT index.
(7) NAREIT Multifamily Index includes ACC, AIV, APTS, AVB, BRG, BRT, CLPR, CPT, EQR, IRET, IRT, MAA, NXRT and UDR.

MACK-CALI

23

Transformation To Date Has Materially Improved Mack-Cali's Strength and Quality of Cash Flow

Mack-Cali has delivered on its strategy to date and the portfolio now offers investors substantial exposure to multifamily cash flow

2Q15



Residential 8%
Flex 15%
Waterfront Office 23%
Suburban Office 48%
Class A Suburban Office 6%

$111mm
Core Segments NOI

4Q19



Residential 61%
Waterfront Office 39%

$248mm
Core Segments NOI (2)

4Q19 With CIP Stabilized (1)



Residential 68%
Waterfront Office 32%

$302mm
Core Segments NOI (2)

Residential cap rates have demonstrably strengthened during Mack-Cali's strategic transition period; inverse to broader office market sentiment (3)



7.0%
6.0%
5.0%
4.0%
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Apartment (Public)
Office (Public)



7.50%
5.50%
3.50%
Lower cap rates imply higher value
5.25%
4.25%
6.50%
7.25%
North Jersey Apartment Cap Rate
2015 Today
North Jersey Office Cap Rate
2015 Today

The disposition of the flex and suburban office portfolios and continued growth of the residential platform, via strategic acquisitions and development, have demonstrably shifted CLI's NOI composition, proving management's capabilities

MACK-CALI

Source: Company information, Green Street Advisors, CBRE Cap Rate Survey

Note: The annualized 4Q 2019 corporate NOI includes income (expense) attributed to entities not directly associated with assets in the portfolio.

(1) Represents annualized 4Q 2019 Total Portfolio NOI assuming all assets held as construction in progress ("CIP") are open and stabilized. As of March 31, 2020, Mack-Cali has five assets slated to open over the next 24 months, of which four will fully open over the next twelve months, and only $31mm of incremental equity capital required to fully open and stabilize all of the CIP properties.

(2) The annualized 4Q 2019 Total Portfolio NOI is not meant to approximate FY 2020 Total Portfolio NOI.

(3) Historical implied nominal cap rates are based on Green Street data from January 2015 through March 2020 for the following Apartment REITs: AIV, AVB, CPT, EQR, ESS, MAA, and UDR; and the following Office REITs: ARE, AAT, BXP, BDN, OFC, CUZ, DEI, ESRT, EQC, HIW, HPP, JBGS, KRC, CLI, PGRE, PDM, SLG, VNO, WRE. North Jersey Apartment Cap Rate and North Jersey Office Cap Rate are based on the Class A midpoint per the 2H 2015 and 2H 2019 CBRE Cap Rate Survey.

24

Comprehensive Transformation from Suburban Office to Waterfront Class A Office & Residential

Mack-Cali has traded cash flow from depreciating assets in weaker markets for appreciating assets in growth markets

The Company has completed \$2.6bn of acquisitions, \$2.5bn of dispositions and \$1.1bn of development since 2Q15 (1)

Currently divesting the remaining 36 suburban office assets, with 17 currently under contract

Suburban office dispositions have been completed at management's view of NAV or higher

The transition has been executed quickly and in a tax efficient manner, while sustaining regular dividend payments

	2Q15		1Q20	
	Buildings / Units	NOI (Annualized)	Buildings / Units	NOI (Annualized) (3)
Suburban Office	123	\$184.9mm	36	\$103.0mm
Waterfront Office	5	\$73.0mm	6	\$89.4mm
Flex	99	\$46.3mm	-	\$-
Residential (WO / JV)	2,618 (4)	\$23.7mm	6,896 (5)	\$122.2mm
Residential (Subordinate Interests)	3,026	\$12.2mm	130	\$0.2mm
Residential Portfolio NAV	\$732mm		\$1,785mm (6)	
Residential Portfolio NAV / Share	\$7.30 (7)		\$17.81 (8)	
Wall Street Consensus NAV / Share	\$22.78		\$27.94	

Wall Street Consensus NAV / Share Growth versus Peers (2)



June 2, 2015
\$22.78
March 31, 2020
\$27.94
(+23%)
(4%)
10%
13%
19%
23%
NY Office Peers Average (9)
NAREIT Office Index Average (10)
Proxy Peer Set Average (11)
NAREIT Multifamily Index Average (12)
MACK-CALI
2015
2016
2017
2018
2019
2020
2021

Note: NAV growth reflects growth in SNL Financial/Wall Street consensus NAV estimates. June 2, 2015 represents the day prior to Michael DeMarco joining the CLI executive leadership team.
Source: SNL Financial.
(1) Total acquisitions and dispositions value represents gross purchase prices and sale proceeds, respectively.
(2) Peer indices represent the arithmetic average Wall Street consensus NAV growth of the respective constituents between June 2, 2015 and March 31, 2020.
(3) Reflects 1Q20 annualized NOI.
(4) Includes wholly-owned (1,301 units) and joint-venture (798 units) operating communities and joint-venture (519 units) lease-up communities.
(5) Includes RRT operating portfolio (6,524 units), Marriott Hotels at Port Imperial (372 keys). Excludes the unconsolidated Hyatt Jersey City (350 keys).
(6) The residential valuation analysis totals to a Roseland NAV of \$2,239mm, with the Company's share of this NAV of \$1,785mm. The latter amount represents the Company's share of Roseland NAV, net of the \$454mm attributable to Rockpoint's noncontrolling interest.
(7) Figure calculated with 100.3mm shares.
(8) Figure calculated with 100.2mm shares.
(9) NY office peers average include BXP, ESRT, PGRE, SLG and VNO.
(10) NAREIT Office Index average includes ARE, BDN, BXP, CIO, CMCT, CUZ, CXP, DEA, DEI, EQC, ESRT, FSP, HIW, HPP, KRC, OFC, OPI, PDM, PGRE and SLG. Excludes CLI.
(11) Proxy peer set average includes BDN, CUZ, CXP, DEI, ESRT, EQC, HIW, HPP, LXP, OFC, PGRE, PDM and WRE. GPT has been omitted due to its privatization.
(12) NAREIT Multifamily Index average includes ACC, AIV, APTS, AVB, BRG, BRT, CLPR, CPT, EQR, IRET, IRT, MAA, NXRT and UDR.

MACK-CALI

25

Successful and Ongoing Disposition Program of Non-Core Assets

Asset dispositions of $2.5bn (to date) since 2015 have strengthened and simplified the Company (1)

Flex Disposition Program Successfully Completed

- Management began the flex disposition program in 4Q 2018
- Disposed of 3.5MSF of suburban flex space with net proceeds of $558mm (2)
- Flex portfolio disposition executed at an 1.6% premium to management's NAV (3)
- Management completed the flex disposition program on March 29, 2019

550 West Ave
Stamford, CT



Ongoing Suburban Office Disposition Program

- Sold $1.0bn of Suburban Office consistent with management's NAV, leaving a portfolio of recently improved Class A Office product
- The remaining Suburban assets are generally in higher quality markets, including Short Hills and MetroPark
  - 36 Suburban assets are classified as held for sale, of which 17 are under contract for $340mm (4)
- Expected completion of the sale of the remaining Suburban Office portfolio in 4Q 2020

150 John F. Kennedy Parkway
Short Hills, NJ



Net disposition proceeds will be recycled into higher return residential assets and the repayment of corporate debt

MACK-CALI

(1) Total dispositions represents gross sale proceeds.
(2) Includes the sale of the flex portfolio's Elmsford Distribution Center assets for $70.3mm and the sale of the remaining flex portfolio assets for $487.5mm.
(3) Management's flex portfolio NAV prior to the announcement of the sale was $549mm with a cap rate of 6.5%.
(4) Includes Parsippany & Giralda portfolio ($289mm), 100 Overlook ($42mm) and 5 Vaughn ($9mm).

26

Waterfront Residential Deliveries Catalyze Cash and Value Creation Mack-Cali achieved record leasing velocity on recent waterfront deliveries Flow Growth Total Recent Mack-Cali has the expertise stabilized value Location: Jersey City Jersey City Port Imperial Lease-up Period 6.3% Current Percentage Leased: 95.2% 96.2% 94.9% Cap Rate: 4.5% 4.5% 4.5% Realized Development Yield (1) Represents the time period to achieve 90% leased. (2) Represents the increase in rent per square foot from the start of the lease-up period to 90% leased is achieved. 27 201620172018 Waterfront Deliveries to bring new assets online and quickly achieve1,368 Units M2URBYRiverHouse 11 Units: 311 762 295 10.2% Rental Increases in Rental Increases in Lease-Up Period (2) : 8.9%11.4%8.6% Weighted Average Current Mack-Cali’s capital has been recycled into highly profitable residential developments Value Creation (MCRC Share):$17mm$88mm$53mm Current Realized Development Yield:7.0%6.0%6.5% Initial Occupancy: June 2016 March 2017 July 2018 Lease-Up Period (1): 6 Months6 Months 3 Months Leases Per Month:50 / month120 / month100 / month

Waterfront-Focused $1.0bn Development Pipeline Enhances Growth Prospects

Residential development pipeline scheduled to deliver $61.5mm of additional projected stabilized NOI

Residential Development Snapshot

$1.0bn	$61.6mm	6.2%	$31.0mm
Total Cost	Total Projected Stabilized NOI	Weighted Average Projected Development Yield	Remaining Equity to Fund

The Emery, *Malden, MA*



The Upton, *Short Hills, NJ*



The Capstone, *West New York, NJ*



RiverHouse 9, *Weehawken, NJ*



The Charlotte, *Jersey City, NJ*



	The Emery *Malden, MA*	The Upton *Short Hills, NJ*	The Capstone *West New York, NJ*	RiverHouse 9 *Weehawken, NJ*	The Charlotte *Jersey City, NJ*
Initial Occupancy:	Q1 2020	Q4 2020	Q4 2020	Q1 2021	Q1 2022
Total Cost:	$101.1	$99.4	$191.8	$142.9	$469.5
Total Units:	326	193	360	313	750
Projected Stabilized NOI:	$6.3	$5.9	$11.9	$9.3	$28.1
Projected Development Yield:	6.2%	5.9%	6.2%	6.5%	6.0%
Remaining Equity to Fund:	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$31.0**

Mack-Cali is positioned to deliver 1,942 residential units over the next two years, with only $31 million of remaining equity required. The Company's proven residential leasing strength will pair with high quality assets to maximize the velocity to achieve stabilized yields, creating significant NAV for shareholders

MACK-CALI

Note: Dollars in millions.

28

Waterfront Centric Portfolio is More Easily Understood and Valued

Mack-Cali owns a highly valuable and attractive Class A portfolio of residential and office assets on the NJ waterfront



Residential

6,896	Operating Residential Units / Keys (1)
95.7%	% Leased Residential Units (2)
1,942	In-Construction Residential Units / Keys (3)
6.2%	In-Construction Average Development Yield (4)
$3,028	Average Rent Per Unit
76%	Of NAV from Waterfront

Waterfront Office

4.9mm	SF Office Space (5)	**31%**	Office Waterfront Market Share
78.5%	% Leased (6)	**37,978**	SF Expiring in 2020 Remaining

$39.42 CLI **$45.00** Market **18%** Premium

Waterfront Average Base Rent Versus Market Asking Rent

17.9% **26.2%**

Cash / GAAP Rental Rate Roll-Up (Excl. Non-Core)

After suburban office dispositions, the portfolio will consist of two relatively straightforward components

MACK-CALI

(1) Includes RRT operating portfolio (6,524 units), Marriott Hotels at Port Imperial (372 keys). Excludes the unconsolidated Hyatt Jersey City (350 keys).
(2) Percentage leased of 95.7% as reported in 1Q 2020 Supplemental.
(3) Excludes Marriott Hotels at Port Imperial (372 keys), as Residence Inn (164 Keys) opened in December 2018 and Envue Autographs Collection (208 keys) opened in July 2019.
(4) Excludes Marriott Hotels at Port Imperial (372 keys).
(5) Excludes 33 properties with 61mm SF in Discontinued operations.
(6) Excludes Plaza 1, which was removed from leasable inventory.

29

Roseland: Mack-Cali's Residential Platform

Company's strategic acquisition of Roseland has accelerated its transition to multifamily

- In 2012, Mack-Cali acquired Roseland Partners, a residential development and management business, comprising minority and subordinated ownership interests in assets (both operating and planned) and property management capabilities
- DeMarco's strategic plan, implemented in 2015, established the goal of growing and simplifying the Roseland residential platform with the goal of:
  - Growing cash flow through the stabilization and development of multifamily assets
  - Consolidating Roseland's ownership interests (and related control) in the underlying assets
  - Concentrating Roseland's geographic focus to select Live / Work / Play markets along the New Jersey waterfront
- In late 2015, Mack-Cali established a new subsidiary, Roseland Residential Trust, to conduct residential real estate operations to enhance disclosure, transparency and capital flexibility
- Subsequent to that formation, Roseland Residential Trust has raised $400mm of preferred equity from Rockpoint Group and strategically recycled capital to facilitate the growth and scale of its platform

Strategic partnership between Mack-Cali and Rockpoint has grown Roseland to be a critical driver of value and cash flow growth for shareholders

Key Roseland Statistics

	2012 October 23, 2012 (1)	2015 June 2, 2015 (2)	2020 March 31, 2020
Number of Operating Assets	6	18	19
Number of Operating Units	1,769	5,644	6,524
W.A. Economic Ownership	33%	44%	77%
Annual Net Cash Flow (3)	$1	$29	$96
Units Under Construction	1,498	1,182	1,942
Units In-Planning / Future Starts	5,980	9,042	9,373
Rockpoint Value	$-	$-	$454
Rockpoint Value per Share	$- (4)	$- (5)	$4.53 (6)
Residential Portfolio NAV	$115	$732	$1,785
Residential Portfolio NAV per Share	$1.15 (4)	$7.30 (5)	$17.81 (6)

JV Structure - Strategic Benefits

1. **Facilitates capital access opportunities to grow the attractive residential platform that may otherwise be unavailable to Mack-Cali**
2. **Reduces adverse funding consequences to Mack-Cali due to Roseland's reliance on non-recourse debt**
3. **Deep and experienced multifamily management team nuanced in the dynamics of New Jersey waterfront markets**
4. **Rockpoint is a good, strategic and responsible partner with a vision that is aligned with that of Mack-Cali**

MACK-CALI

Note: Dollars in millions except per share values.
(1) Represents the closing date of the Roseland acquisition.
(2) Represents the day prior to Michael DeMarco joining the CLI executive leadership team.
(3) Represents NOI for wholly-owned assets and share of net cash flow after debt service for assets owned in joint ventures.
(4) Figure calculated with 99.7mm shares.
(5) Figure calculated with 100.3mm shares.
(6) Figure calculated with 100.2mm shares.

30

Balance Sheet Management

Transformation to a non-recourse balance sheet aligned with its business strategy

Debt Maturity Schedule

Current Liquidity	
Cash & Cash Equivalents	$25
Total Revolver Capacity	600
Revolver Outstanding at 3/31/2020	(277)
Current Liquidity	**$348**
Under Contract Suburban Sale Assets [(1)]	340
Under Contract Waterfront Sale Asset [(2)]	95
Pro Forma Liquidity	**$783**



$323
$733
$277
$300
$156
$170
$352
$275
$59
$18
$346
$308
$38
$658
$408
$250
$166
$125
$472
$322
$150
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Revolving Line of Credit Availability (3)
Corporate
Office Secured
Revolving Line of Credit Balance Outstanding as of 3/31/2020 (3)
Residential Secured
Construction

Path to Deleveraging

- After anticipated corporate debt repayment using Suburban Office sale proceeds, Mack-Cali's pro forma balance sheet will have a significantly reduced amount of covenant heavy corporate debt, limiting risk and providing increased strategic flexibility
- Cash flow from development stabilizations and Waterfront office lease-up naturally delever the balance sheet
- Decreased leverage combined with durable cash flows from improved asset quality allows Mack-Cali to support its stabilized leverage level
  - Weighted average cap rate will decline from 6.2% to 5.3%

Current (1Q20)		Stabilized	
Annualized Residential EBITDA	$96	Stabilized Residential EBITDA	$171
Annualized Waterfront EBITDA	$89	Stabilized Waterfront EBITDA	$119
Annualized Suburban EBITDA	$102	Stabilized Suburban EBITDA	$0
Net Debt	$2,835	Net Debt	$2,342
Net Debt / Current EBITDA	11.5x	Net Debt / Stabilized EBITDA	8.9x
Current W.A. Cap Rate	6.2%	Stabilized W.A. Cap Rate	5.3%
Interest Coverage Ratio	2.8x	Interest Coverage Ratio	2.9x

MACK-CALI®

Note: Dollars in millions.
(1) Includes Parsippany & Giralda portfolio ($289mm), 100 Overlook ($42mm) and 5 Vaughn ($9mm).
(2) Reflects gross contract sale price less in-place mortgage.
(3) Revolving line of credit shown assumes the exercise of two 6-month extension options.

31

Mack-Cali is Poised to Complete its Strategic Transformation Remaining execution will address outstanding areas of investor concern Cali’s financing needs Cash Flow office capex and leasing costs at 24.8% of NOI (1) remaining Suburban Office assets (1) Figures represent recurring residential and recurring office capex and leasing costs as a percentage of residential and office NOI over the last 12 months, respectively. 32 Lease remaining Waterfront office vacancy Continue residential development program Execute remaining Suburban Office asset sales Repay corporate debt to increase strategic flexibility The Board remains open to potential opportunities ▪ The migration to secured project level financing has de-risked the balance sheet Balance Sheet▪ The multifamily financing market has enough scale and liquidity to support Mack-▪ Mack-Cali’s ample liquidity decreases risk of corporate level default ▪ Less capital intensive residential assets lead to greater cash flow generation -Recurring residential capex and leasing is 3.4% of NOI versus recurring ▪ With a transformed portfolio, Mack-Cali is better positioned to fund capital expenditures while servicing debt and sustaining its dividend ▪ Mack-Cali is sufficiently capitalized to fund its office lease-up opportunities ▪ Mack-Cali does not intend to raise corporate equity and will continue capital Dilutionrecycling to fund development ▪ Dilution from Suburban Office sales is offset by new residential development and NOI from higher quality assets Discount to NAV▪ The variation in ascribed valuations will diminish with the disposal of the and expects to launch a strategic process once market conditions improve

Agenda Mack-Cali’s Board has Listened and Been Responsive to Shareholders 1 Strategy, Execution & Performance Driving Growth and Portfolio Transformation 2 Bow Street is Seeking Control of Your Company to Pursue its Own Agenda 3 Shareholders Deserve Directors Maximize Value Best Positioned to 4 5 Appendix 33

History of Bow Street's Lack of Transparency and Fight for Control

Shareholders should seriously question the timeline of Bow Street's deceitful behavior. The abuse of our director nomination process is revealing of the character and intentions of Bow Street and its nominees

2019 Campaign	
FEB. 25	Bow Street, holder of 4.5% of outstanding shares, submitted a **proposal to acquire certain assets at a significant discount**
MAR. 14	Upon review, the **Board unanimously rejected the offer**. The next day, **Bow Street nominated a majority slate of 6 candidates to the Board** (later reduced to 4 candidates)
MAR. 27	Bow Street indicated it would be **willing to withdraw director nominations** if CLI agreed to sell Bow Street certain CLI office properties **at a "wholesale" price**
JUL. 27	Bow Street **requested $2mm from CLI as compensation for undocumented expenses** from the proxy contest

2020 Campaign for Control	
JAN. 28	**All 4 Bow Street Directors were invited** to join the Company's slate in 2020, and **all accepted**
MAR. 3-9	All Bow Street Directors (and new nominees) **signed their formal consents** joining Bow Street's 2020 slate, **without disclosing the conflict to CLI** **Tammy Jones sent multiple emails** to Ferguson Partners (CLI's director search firm), **recommending her husband** be included in Mack-Cali's ongoing search, **without disclosing the relationship or the conflict** (1)
MAR. 10	**Mr. Katz called Mr. Mack to demand 4 additional seats, but failed to mention** that all of the Bow Street Directors had formally rejoined Bow Street's 2020 slate
MAR. 12	Bow Street formally nominated its majority slate for election to the Board, **revealing for the first time that the 4 Bow Street Directors had secretly joined Bow Street's campaign to remove the Company's CEO** Bow Street then launched a campaign in which they repeatedly claim that the Company unilaterally refused to renominate the Bow Street Directors

With majority control of the Board, Bow Street can advance its own self-interested agenda at the expense of other shareholders. Can you trust them?

MACK-CALI®

(1) See Exhibits page on Mack-Cali website: Tammy K. Jones correspondence recommending husband's (Kirk Sykes) consideration in director search process after agreeing to join Bow Street slate – 02.20.20 - 03.05.20

34

Bow Street Has No Substantive Plan and Might Take Ill-Conceived Actions Bow Street wants to fire the Company’s CEO and sell the Company, but has no substantive plan or ability to run the business until a sale process can be undertaken and to “restructure” a critical joint venture relationship after firing the Company’s CEO in the midst of a its potential economic impact or give certainty to business partners and other stakeholders specific interim CEO candidate, who could be properly vetted by shareholders 35 ▪ Neither Bow Street nor its current Board representatives ever provided any indication that they had an alternative plan for how to operate the business ▪ Now, Bow Street’s vague last minute “plan” is to continue the current practice of deleveraging the balance sheet using the proceeds from asset sales, to “reconsider” the current development portfolio, national health and economic crisis - The Bow Street Directors never expressed concern with Michael DeMarco as CEO prior to joining Bow Street’s 2020 slate - After a year on the Board, Bow Street’s “plan” lacks details that would help shareholders understand ▪ With the Annual Meeting only weeks away, Bow Street has not yet identified a CEO candidate, or even a Company assets at a discount Bow Street seeks effective control of your Company, yet has no credible plan to deliver value to you - That might be in the best interest of Bow Street, a conflicted party who previously sought to buy - Giving Bow Street majority control of the Board would enable it to execute an unbalanced transaction akin to its 2019 proposal, which advantaged Bow Street above other shareholders Bow Street’s 2019 “Proposal” ▪ In February 2019, Bow Street submitted an unsolicited proposal to acquire the Company’s suburban and waterfront office assets in a complex transaction ▪ Bow Street sought to acquire CLI’s office assets at a significant discount to their fair market value ▪ Mack-Cali shareholders would be left with the Company’s residential assets, spun off as a newly formed, publicly traded micro-cap residential REIT with a highly levered balance sheet and a significant number of assets under development

Bow Street's Nominees Are Not Right for Mack-Cali's Board

Nominees are not independent of Bow Street and are not suited to responsibly oversee the Company's strategic transformation

	Alan Batkin	Frederic Cumenal	Nori Gerardo Lietz	MaryAnne Gilmartin	Tammy Jones	Akiva Katz	Mahbod Nia	Howard Stern
Relationship with Bow Street	Investor in Bow Street's fund Represented Bow Street in settlement negotiations Paid by Bow Street in 2019 to serve as nominee	Board member at Blue Nile, a company Bow Street took private with Bain Capital Paid by Bow Street in 2019 to serve as nominee	Paid by Bow Street in 2019 to serve as nominee	Paid by Bow Street in 2019 to serve as nominee	Paid by Bow Street in 2020 to serve as nominee	Co-Founder and Managing Partner of Bow Street Personal interest in Bow Street's control agenda	CEO of NRE, where Bow Street campaigned against bad governance and exited after being paid a premium for its shares [1] Paid by Bow Street in 2020 to serve as nominee	Paid by Bow Street in 2020 to serve as nominee
Failed to Act With Transparency and Good Faith as Candidate or Director	Did not inform Board that he joined Bow Street's slate; did not raise concerns in a timely manner, waited for proxy contest	Did not inform Board that he joined Bow Street's slate; did not raise concerns in a timely manner, waited for proxy contest	Did not inform Board that she joined Bow Street's slate; did not raise concerns in a timely manner, waited for proxy contest	Did not inform Board that she joined Bow Street's slate; did not raise concerns in a timely manner, waited for proxy contest	Recommended her husband to CLI search firm as a director candidate after she signed onto Bow Street's slate; did not disclose relationship [2]	--	--	--
Other Concerns	--	Abruptly left Tiffany & Co. as CEO in 2017 on the basis of disappointing financial results [3]	Demonstrated unconstructive behaviors as a Director [2]	Limited time to devote to Board service Led unsuccessful large scale development projects while CEO of Forest City Ratner [4, 5]	Material governance concerns identified at her prior public board, where she served on the governance committee [6]	No executive or operating experience at a public company	Spent entire career in Europe, no apparent professional experience with U.S. and greater NY real estate markets	--
Prior Public Company Board Experience	Yes	Yes	No	Yes	Yes	No	**Only experience was as an insider**	**Only experience was as an insider**

MACK-CALI

(1) Served as CEO of NorthStar Realty Europe ("NRE") when Bow Street campaigned to buy the company – eventually Bow Street granted a standstill and sold its shares at a premium to NorthStar Realty Europe's external manager, in a transaction that benefited Bow Street at the exclusion of other NRE shareholders (NRE Schedule 13D/A filed on May 12, 2017).
(2) See Exhibits page on Mack-Cali website: Tammy Jones email introducing husband (Kirk Sykes) to Ferguson Partners – 03.05.20; Memo to Nori G. Lietz debunking her criticisms of board practices – 03.04.20.
(3) "Tiffany & Co. Announces Chief Executive Officer Transition." Press Release (February 6, 2017).
(4) Bagli, Charles. "Developer That 'Cracked the Code' on Modular Building Exits the Business." The New York Times (published October 5, 2016).
(5) Oder, Norman. "Documents Reveal Woes at Pioneering Atlantic Yards Building." City Limits (published August 31, 2015).
(6) Monogram Residential Trust 2017 ISS Research Report.

36

Bow Street Directors' Repeated Failure to Act in Good Faith

Each of the Bow Street Directors chose multiple times to act in secrecy, rather than conducting themselves in a transparent and responsible manner

The Bow Street Directors' Conduct is Unprecedented and a Breach of Their Fiduciary Duties	The Bow Street Directors Had Ample Opportunity to Act in a Productive, Responsible and Ethical Manner
✗ **Engaged in secret discussions with Bow Street** regarding rejoining its slate **without informing the full Board** of their actions, despite being notified that the Company expected interactions with shareholders to include the full Board	✓ If the Bow Street Directors believed that joining Bow Street's slate was appropriate, they **could have disclosed their views and sought perspective** from the Board or Nominating and Governance Committee **without limiting their ability to act**
✗ **Agreed to join Bow Street's slate after having accepted the Board's good faith invitation** to join the Company's slate, **and did not inform the Board. The Board only learned of their decision when Bow Street submitted its Notice of Director Nominations with signatures dated up to 9 days prior**	✓ After making the decision to join Bow Street's campaign for control, **the responsible and good faith decision would have been to notify the Board immediately**, which would have **allowed the Board to manage the new conflicts of interest** resulting from joining the Bow Street slate
✗ The Bow Street Directors joined a campaign to gain control of the Board, fire the CEO and implement operating changes. But before joining the campaign, during nearly a year on the Board, they **never voiced any concerns with the CEO, consistently supported the strategic plan, and voted in unanimity on every matter**	✓ Shareholders elected the Bow Street Directors in 2019 so that they could **share their views in the boardroom promptly and constructively.** The Bow Street Directors **had a duty to raise any concerns about the Board or strategy in a timely manner**, rather than waiting for a proxy contest

Not even one of the Bow Street Directors made the good faith choice at any of these critical moments
Instead each behaved as though their duty was to Bow Street not to all shareholders

MACK-CALI

37

Bow Street is Mischaracterizing a Proposed "Offer" from Rizk Ventures

We are open to a sale and we look forward to the earliest transaction that can maximize value for shareholders

Extensive Interactions with Rizk Ventures Revealed an Illusory Offer From a Party Without the Financial Wherewithal to Complete a Transaction

SEPT. 25, 2019	**Mr. DeMarco and a representative of the Company's investment bank met with Tom Rizk**, CEO and founder of Rizk Ventures, to discuss a potential transaction involving the Company	x Rizk Ventures declined to provide any substantive terms of a potential transaction, such as a purchase price, form of consideration, transaction structure or financing sources
NOV. 27, 2019	Following a request from Mr. Rizk to meet again, our **financial advisors suggested Mr. Rizk provide substantive terms of the proposal**	x Rizk Ventures again declined to provide any requested details related to the proposal, but continued to insist on another in-person meeting with Mr. DeMarco
DEC. 17, 2019	At its regularly scheduled meeting, **the full Board reviewed and discussed the preliminary, non-binding indication of interest in a potential acquisition** of the Company submitted by Rizk Ventures on Dec. 6	x Our financial advisors informed us that while Rizk Ventures indicated in its offer letter that J.P. Morgan was acting as its financial advisor, J.P. Morgan denied it
JAN. 24, 2020	**Special Committee, inclusive of Bow Street Director, concluded that any transaction with Rizk Ventures was highly improbable**	x Despite the Company's numerous requests, Rizk Ventures failed to provide key terms of a potential transaction, confirmation that UDR was interested in participating in a potential transaction, as well as information to confirm Rizk's financial wherewithal to complete the acquisition of the entire Company
FEB. 5, 2020	After Rizk Ventures expressed interest in submitting a new bid on Jan. 31, the full Board **encouraged Rizk Ventures to submit a written offer** and specified key information that was needed to establish credibility [1] **Bow Street Directors expressed support for the Board's response** [2]	x Rizk Ventures later <u>falsely accused</u> CLI of refusing to engage and stated it was no longer interested in pursuing a transaction (Feb. 23, 2020)
FEB. 28, 2020	CLI issued a press release, **acknowledged by the full Board (including the Bow Street Directors)**, stating that the Company encouraged, on several occasions, Rizk Ventures to provide critical information for the Board to evaluate the proposal [3]	x UDR later issued a press release that, as of Feb. 7 (i.e., more than two weeks before Rizk Ventures sent its Feb. 23, 2020 letter to the Board), UDR had ceased all preliminary discussions with Rizk Ventures [4]

Other than the indication of interest submitted by Rizk Ventures, Mack-Cali has not received or rejected any verbal or written acquisition proposals from any suitors since the 2019 annual meeting

MACK-CALI

(1) See Exhibits page on Mack-Cali website: As-sent response to Rizk Ventures, again encouraging Rizk to make a full, formal acquisition offer – 02.05.20.
(2) See Exhibits page on Mack-Cali website: Nori G. Lietz email approving response to Rizk Ventures – 02.05.20.
(3) Mack-Cali Press Release (February 28, 2020).
(4) UDR Press Release (March 2, 2020).

38

Bow Street’s Plan to “Streamline” Roseland Bow Street has demonstrated a clear and concerning lack of understanding of both Roseland and Rockpoint’s investment As part of its so-called three-step plan, Bow Street stated an intent to “streamline Mack-Cali’s residential assets by restructuring the Company’s residential joint venture, creating a path for a spinoff / separation at the right time” (1) (1) Bow Street Press Release (May 6, 2020). 39 (2) Per share value assumes 100.2mm common shares outstanding. Includes Rockpoint's $300mm preferred equity investment made in February 2017 and Rockpoint’s $200mm follow-on preferred equity investment made in June 2019, of which $100mm has been funded to date. Such a statement shows a lack of understanding of Rockpoint’s investment, the terms of which are public ▪ The investment is already structured to allow for the sale of Roseland or a public liquidity event ▪ Prior to March 1, 2023, a sale of Roseland or a public liquidity event would entitle Rockpoint to a prepayment penalty of up to $129mm ($1.29 per share), in addition to the return of Rockpoint’s invested capital of $400mm (2) ▪ There is no incentive for Rockpoint to modify the agreements, and in light of the prepayment penalty, any modification can be assumed to involve material costs to Mack-Cali ▪ Mack-Cali has made a significant contribution to Roseland with only $31mm of remaining equity to fund Roseland can easily be sold, but a premature separation of Roseland into a standalone entity would be destructive, highlighting the intersection of small capitalization and development focus ▪ Roseland would be highly levered and cash flow constrained from executing on its highly accretive development pipeline ▪ Such a financial profile would be detrimental to any public market valuation when viewed against publicly-traded peers Bow Street’s inability to understand the implications of the plan it advocates raises serious questions regarding its capital stewardship qualifications and its ability to maximize value for Mack-Cali shareholders

Bow Street is Mistaken: Mack-Cali's Cash Flow Profile has Strengthened

Contrary to Bow Street's claims, the portfolio transformation from high yield to high value has established durable cash flows. The suburban assets have higher top line yield, but disproportionately high capital needs yield lower bottom line cash flow

Increased Exposure to Stable, Recurring Residential Cash Flows

	2015	2019	Variance
Residential NOI [2] (% of total NOI)	$28.6 8%	$151.7 39%	+430%
AFFO	$95.9	$102.5	+7%
Dividend *AFFO Dividend Coverage*	$0.60 / share 1.6x	$0.80 / share 1.3x	+33% (0.3x)

- AFFO is a superior proxy for cash flow as it reflects recurring capital expenditures and leasing commissions
  - Residential is far more efficient than office with recurring capex and leasing costs as % of NOI of 3.4% for residential compared to 24.8% for office [6]
- Mack-Cali's AFFO has increased 7% and more than covers dividends, despite recycling $2.5bn of high yielding assets into lower cap rate, predominantly residential, assets
- The comprehensive portfolio repositioning has greatly increased contribution from more valuable, durable and efficient residential cash flows
  - Suburban office peers that did not make a prescient pivot to multifamily have experienced lower consensus NAV growth since DeMarco joined Mack-Cali in on June 2, 2015
  - By virtue of the enhanced asset quality and stronger cash flow profile, a higher leverage level can safely be supported

Green Street Advisors' Applied Cap Rates [1]


4.5%
6.2%
NAREIT Multifamily Index Average [3]
Suburban Office Peer Average [4]

2015 – Current Wall Street Consensus NAV Growth [5]


18.7%
14.6%
NAREIT Multifamily Index Average [7]
Suburban Office Peer Average [4]

NTM Peer AFFO Multiples [8]


17.4x
13.9x
NAREIT Multifamily Index Average [7]
Suburban Office Peer Average [4]

Source: Green Street Advisors, FactSet and SNL Financial. Peer data as of March 31, 2020.
Note: Dollars in millions except per share amounts.

(1) Peer indices represent average applied cap rate of the respective constituents weighed by market capitalization.
(2) Figures represent 2Q15 and 4Q19 annualized NOI, respectively.
(3) NAREIT Multifamily Index average includes ACC, AIV, AVB, BRT, CPT, EQR, MAA, and UDR. Excludes companies not covered by Green Street Advisors including APTS, BRG, CLPR, IRET, IRT and NXRT.
(4) Suburban office peer average includes BDN, CUZ, HIW and PDM.
(5) NAV growth data based on June 2, 2015, the day prior to Michael DeMarco joining the CLI executive leadership team. NAV growth reflects growth in Wall Street consensus NAV estimates. Peer indices represent the arithmetic average Wall Street consensus NAV growth of the respective constituents.
(6) Figures represent recurring residential and recurring office capex and leasing costs as a percentage of residential and office NOI over the last 12 months, respectively.
(7) NAREIT Multifamily Index average includes ACC, AIV, APTS, AVB, BRG, BRT, CLPR, CPT, EQR, IRET, IRT, MAA, NXRT and UDR.
(8) Peer indices represent average NTM AFFO multiple of the respective constituents weighed by market capitalization.

MACK-CALI

40

Bow Street's Deceptive Claims are Unfounded and Disregard Facts

Bow Street's criticisms misrepresent the actions Mack-Cali's Board and management have taken to enhance and protect shareholder value – Mack-Cali shareholders deserve directors they can trust

Bow Street's Misleading Claims	The Truth
BUSINESS STRATEGY & OPERATIONS	
NAV trading discount is approaching widest levels in the Company's history, and NAV has been stagnant during an era of significant asset appreciation	✓ Corporate office footprint restacking has led to declines in NY / NJ suburban office asset values over the last 10 years ✓ Mack-Cali currently trades at a lower NAV discount than the broader office sector ✓ **Due to Mack-Cali's continued execution of the strategic plan** and pivot to residential assets, investors have discounted the accompanying construction in progress ✓ **Management's NAV includes stabilized values for soon to be delivered assets**, which is yet to be realized ✓ Mack-Cali will realize the value of these assets, once stabilized, over the next 24 months
Leverage is at the highest level in the Company's history, and cash flow has declined	✓ **Mack-Cali has successfully transitioned its debt profile to primarily secured debt** and improved its interest coverage ratio ✓ **Temporarily elevated leverage** is a result of construction loans associated with the Company's development initiatives and transition to residential assets ✓ Mack-Cali's business strategy **emphasizes continued deleveraging**; the Company continues recycling assets and using proceeds to transform the balance sheet
Cash flow has declined precipitously and no longer covers the Company's dividend	✓ Mack-Cali **has increased the contribution from valuable, durable and efficient residential cash flows** through its comprehensive portfolio repositioning ✓ **Mack-Cali's increased exposure to stable, recurring cash flows can be seen in 6.8% growth in AFFO**, which is a superior proxy for cash flow [(1)] ✓ **In 2019 AFFO more than covered dividends paid**, contrary to Bow Street's claims and despite recycling $2.5bn of high yielding assets into lower cap rate, predominantly residential, assets

MACK-CALI

(1) Based on AFFO of $95.9mm and $102.5mm in 2015 and 2019, respectively.

41

Bow Street's Deceptive Claims are Unfounded and Disregard Facts

Bow Street's criticisms misrepresent the actions Mack-Cali's Board and management have taken to enhance and protect shareholder value – Mack-Cali shareholders deserve directors they can trust

Bow Street's Misleading Claims	The Truth
BUSINESS STRATEGY & OPERATIONS	
Incoherent asset mix is a structural impediment to value realization	✓ **Mack-Cali has clearly defined and executed a strategy of recycling capital into higher growth markets** and cultivating a live / work / play community adjacent to Manhattan along the NJ waterfront ✓ Since 2015, the Company has **dramatically rebalanced NOI exposure towards desirable residential assets** ✓ Upon completion of the sale of the remaining suburban assets and stabilization of the development pipeline, residential will represent almost 70% of NOI ✓ The final phase of the strategy will position Mack-Cali's portfolio of **high quality assets to unlock shareholder value**
Mack-Cali has bottom quartile total shareholder returns	✓ Since Michael DeMarco was hired in June 2, 2015, Mack-Cali has outperformed average total shareholder returns of NY Office peers, the NAREIT Office Index, and proxy peers, indicating **investors have embraced the Company's strategic simplification and long term value creation** (1) ✓ Mack-Cali total shareholder returns relative to peers are impacted by the specific geographic location of the real estate portfolio, the portfolio transformation and the status of the development pipeline ✓ **Analysts see further upside potential from the completion of suburban office dispositions** and Mack-Cali's residential development pipeline

MACK-CALI

(1) Total return reflects reinvestment of all dividends on the ex-dividend date. Peer indices represent average total return of the respective constituents weighed by market capitalization. NY office peers include BXP, ESRT, PGRE, SLG and VNO. NAREIT Office Index includes ARE, BDN, BXP, CIO, CMCT, CUZ, CXP, DEA, DEI, EQC, ESRT, FSP, HIW, HPP, KRC, OFC, OPI, PDM, PGRE and SLG. Excludes CLI. Proxy peer set includes BDN, CUZ, CXP, DEI, ESRT, EQC, HIW, HPP, LXP, OFC, PGRE, PDM and WRE. GPT has been omitted due to its privatization.

42

Bow Street's Deceptive Claims are Unfounded and Disregard Facts

Bow Street's criticisms misrepresent the actions Mack-Cali's Board and management have taken to enhance and protect shareholder value – Mack-Cali shareholders deserve directors they can trust

Bow Street's Misleading Claims	The Truth
BOARD OVERSIGHT & GOVERNANCE	
The Company's legacy directors have gone to "extraordinary lengths" to maintain the status quo	✓ **Our Board listened and has made meaningful governance enhancements** in direct response to shareholder feedback ✓ We have **committed to appoint an independent board chair** following the retirement of current Chairman Bill Mack this year ✓ We worked to integrate Bow Street Directors into the Board, including by giving them **prominent committee memberships**; with 4 out of 5 seats on the Audit Committee they had control of an essential Board committee for the last year and 2 of 4 seats on the Shareholder Value Committee ✓ **After the Bow Street Directors opted to serve on the Bow Street slate**, the Board nominated five exceptional independent candidates who have the expertise to deliver shareholder value
Shareholder Value Committee was explicitly prohibited from communicating with prospective buyers	✓ The Shareholder Value Committee's mandate was to review strategic alternatives and recommend a path forward, rather than execute a sales process. The Company's **Board, management and financial advisors were available to speak with any prospective buyers** while the Shareholder Value Committee completed its work ✓ **Bow Street approached a Bow Street Director** about a potential bidder, rather than reaching out to management, the Company's financial advisors or other normal channels for such communications [1] ✓ Representatives of the Special Committee have **already participated in discussions with a potentially interested party**

MACK-CALI

(1) Bow Street Proxy Statement, page 7 (May 6, 2020).

43

Bow Street’s Deceptive Claims are Unfounded and Disregard Facts Bow Street’s criticisms misrepresent the actions Mack-Cali’s Board and management have taken to enhance and protect shareholder value – Mack-Cali shareholders deserve directors they can trust The Truth Misleading Claims The Board dismissed potential bidders while continued to make misleading claims regarding “multiple” acquisition proposals allegedly received and rejected by the Board, (1) Garfinkle, Alexandra. “Outgoing Mack-Cali Chairman Weighs Bid.” The Deal (published March 3, 2020). 44 Bow Street’s BOARD OVERSIGHT & GOVERNANCE Bow Street’s sole justification for this claim is a single online news article, that article, in turn, cites a single unnamed source for this claim and actually names only 1 potential bidder: Rizk Ventures Bow Street has chosen not to share the only “on the record” quote in the article: "[There's] no chance that Bill Mack could take [Mack-Cali] private without a full and fully disclosed marketing process.“ (1) A detailed discussion of the Rizk Ventures interaction is found on page 38 of this presentation The 4 Bow Street Directors served on the Board for the last year, were fully involved in the Board’s oversight of potential bids and supported the Board’s approach to the sole potential bidder that approached the Company Chairman Mack prepared a bid of his ownAlways citing the same online news article, and despite repeated and transparent disclosure by the Company, Bow Street has in an attempt to cast doubt on the Board’s openness to opportunities to maximize shareholder value The Mack family did not make an offer for the Company in the last year, or at any other time Any offer for the Company by a potential buyer would be subject to oversight by the Board’s Special Committee, full review by the Board, and in the event of any offer, the Board would seek to identify whether a superior offer was available No credible offer for the Company has surfaced, even after multiple conversations with potentially interested parties and despite the fact that the strategic review process was public

Bow Street's Deceptive Claims are Unfounded and Disregard Facts

Bow Street's criticisms misrepresent the actions Mack-Cali's Board and management have taken to enhance and protect shareholder value – Mack-Cali shareholders deserve directors they can trust

✗ Bow Street's Misleading Claims	✓ The Truth
BOARD OVERSIGHT & GOVERNANCE	
The "insidious" behavior of Mack-Cali's directors is difficult to conduct in a boardroom in which truly independent directors demand transparency and accountability	✓ **The four Bow Street Directors were perfectly positioned to create change in the Boardroom if there was a problem.** They have had **sufficient representation to propose, second, and meaningfully vote on any motion** they choose. They also **represented a majority of the members of the Audit Committee** ✓ **The Bow Street Directors voted in unanimity with the other Board members on every matter since their election**, and never raised any concerns about the Company's CEO ✓ **The Bow Street Directors (and the new nominees) have acted without transparency** and have questionable ties to Bow Street that call into question their independence from Bow Street, which previously attempted to buy Company assets at a discount
Mack-Cali's legacy directors unilaterally declined to re-nominate the 2019 Bow Street Directors	✓ In January 2020, **we invited all four Bow Street Directors to join the Company's slate of nominees, and they agreed** ✓ In an unprecedented and unilateral strategy, the **Bow Street Directors then secretly engaged in discussions with Bow Street, and agreed to join Bow Street's slate but did not inform the Board.** The Company was first notified when Bow Street submitted its formal nominations ✓ **Bow Street has only named 8 of the 11 directors that it plans to support at the annual meeting and will have unilateral power with full voting discretion for all votes cast on the Gold Card**
Not one of the six legacy directors re-nominated by the Company has purchased a single share of Mack-Cali stock in the open market	✓ **Bow Street Directors Frederic Cumenal, MaryAnne Gilmartin and Nori Gerardo Lietz have not purchased a single share of Mack-Cali stock in the open market**, nor have Bow Street Nominees Tammy Jones, Mahbod Nia, or Howard Stern ✓ Alan Batkin is the only Bow Street Director who has purchased any CLI shares in the open market; he is also a limited partner of a fund managed by Bow Street that holds CLI common stock and he has a vested interest in Bow Street's control agenda

MACK-CALI

45

Bow Street’s Deceptive Claims are Unfounded and Disregard Facts Bow Street’s criticisms misrepresent the actions Mack-Cali’s Board and management have taken to enhance and protect shareholder value – Mack-Cali shareholders deserve directors they can trust The Truth Misleading Claims Mr. DeMarco’s pay is overwhelmingly long-term and performance-based, to ensure alignment with shareholders compensation totaling $28.2 million, and more than 120% from 2016 levels long-term and equity-based 46 Bow Street’s EXECUTIVE COMPENSATION Shareholders have been broadly supportive of the pay program, which has received 97%+ support since Mr. DeMarco’s hire Bow Street’s figures are misleading and based on a shallow analysis of the Summary Compensation Table Long-term equity compensation is reported at grant date fair value but the ultimate value of such awards is based on actual Company performance, ensuring pay-for-performance alignment Mr. DeMarco has had the same base salary since 2017, and he has not sold a single share since he joined Since 2015, DeMarco has been awarded his 2020 pay represented an increase ofOf the $28.2M in reported pay since Mr. DeMarco’s 2015 hire, 74% has been performance-based, and 64% has been Performance-based awards require achievement of rigorous TSR targets Reported pay in 2020 appears higher because the Summary Compensation Table includes the full value of a 4-year performance option award valued at $2.49M. Despite the full grant date fair value of the award appearing in the table, no value has yet been realized. As disclosed in last year’s proxy, this award requires the achievement of challenging performance goals for any value to be realized

Bow Street's Self-Interested Campaign for Control and Profit

Self-Interested, Wants Control

In 2019, Bow Street attempted to buy Mack-Cali assets at a discount in a transaction that would have left shareholders with an unsustainably indebted micro-cap company. Bow Street offered to stop its proxy fight in return for "wholesale" pricing on certain assets. With majority control of the Board and the CEO of its choice, Bow Street can make that plan a reality

No Operational Plan and No Transparency

Bow Street proposes to remove the CEO in the midst of critical asset sales and a historic market disruption; its only real objective is to sell the company, ignoring the reality that no credible bidder has yet emerged. We support the goal of a sale, and until a bidder that can deliver value to shareholders is found, Mack-Cali needs stable leadership to complete the portfolio transformation

No Case for Change

Mack-Cali fully embraced shareholder feedback in 2019, including conducting a comprehensive review of the Company's strategy (in which Bow Street's nominees participated), identifying new Board candidates who are fully independent, and eliminating the Mack family right to appoint directors

Wrong Candidates

Bow Street's current directors supported a strategy in the Board room but engaged in secret conversations with Bow Street and ambushed their Board colleagues by signing on to a slate that disputes that same strategy and seeks to remove the CEO. Additionally, Bow Street's new nominees bring a mix of affiliations with Bow Street and other governance concerns

We Strongly Recommend You Vote NO to Bow Street's Campaign for Control of Mack-Cali

MACK-CALI
47

Agenda Mack-Cali’s Board has Listened and Been Responsive to Shareholders 1 Strategy, Execution & Performance Driving Growth and Portfolio Transformation 2 Bow Street is Seeking Control of Your Company to Pursue its Own Agenda 3 Shareholders Deserve Directors Maximize Value Best Positioned to 4 5 Appendix 48

This is Not Last Year’s Vote or Last Year’s Slate Last year shareholders told us their vote reflected the need to update our governance practices. We heard you. Bow Street is now seeking control of the Board. The outcome could allow one investor to control the future of Mack-Cali. 49 Mack-Cali has embraced shareholder feedback received during last year’s proxy fight. The Board has fulfilled commitments from last year, and we will continue demonstrating responsiveness to our shareholders ▪ The Mack family agreed to rescind its contractual right to appoint 3 directors. The Board opted out of MUTA. The Company continues to focus on adding truly independent directors with the skill sets to carry Mack-Cali forward ▪ Mack-Cali has conducted an independent strategic review and formed a Special Committee to oversee review of any offers that may be received; we intend to launch a strategic process as soon as market conditions stabilize Bow Street is not who you want controlling your Company ▪ Bow Street is a conflicted party that previously submitted a lowball bid for the Company. It wants to fire the CEO in the middle of a pandemic and sell the Company. Bow Street has not identified a replacement CEO for you to evaluate. It has not provided a detailed plan for how they would operate the Company that you can consider. Its interests do not align with the economic interests of our other shareholders Mack-Cali has a clear plan to maximize value for ALL shareholders ▪ The full Board, including the 4 Bow Street Directors, approved the recommendations of the Shareholder Value Committee’s strategic review, and the Special Committee is now overseeing execution of those recommendations ▪ Until a sale, the Company has the right management team in place to continue improving the value and marketability of the Company’s assets ▪ Mack-Cali intends to launch a full strategic process as soon as market conditions enable YOUR INVESTMENT IS AT STAKE. YOUR VOTE MATTERS. VOTE THE WHITE CARD.

Shareholders Face a Critical Choice Mack-Cali shareholders deserve directors with the skills and independence to maximize value 50 At this critical juncture, we urge our shareholders to ask themselves two important questions: 1 )Which directors are best positioned to continue executing Mack-Cali’s ongoing strategic transformation without disruption to ensure the Company is as attractive as possible to potential bidders? 2 )Which directors will structure and execute a sale of the Company or its assets to maximize value for all Mack-Cali shareholders? Will it be the slate of conflicted nominees put forward by Bow Street ▪ a less than 5% shareholder, ▪ who previously attempted to acquire the Company’s premium assets at a lowball price under threat of a proxy contest, ▪ whose plan is to fire the CEO and sell the Company at a price that meets Bow Street’s needs, and ▪ who offers no specific new or interim CEO candidate and no substantive plan for operating the Company until a sale - OR - Will it be the slate of open-minded and shareholder-focused Mack-Cali Board nominees ▪ refreshed and reconstituted with the addition of five new highly qualified, independent and experienced nominees, ▪ who have the skillset to oversee our Company as we seek value maximizing alternatives, and ▪ the management team that designed and continues to successfully execute the Company’s ongoing portfolio transformation strategy With majority control of the Board, Bow Street can advance its own self-interested agenda at the expense of other shareholders. Can you trust them?

Vote the WHITE CARD 51 It is incredibly important that you VOTE THE WHITE CARD to prevent Bow Street from gaining effective control of Mack-Cali Voting on the dissident card, EVEN IF ONLY FOR ONE OF BOW STREET’S NOMINEES, can have the unintended consequence of helping Bow Street gain a majority position on the Board, as it will not count as a vote in support of the Mack-Cali We believe voting the WHITE CARD in favor of all Mack-Cali nominees is in shareholders’ best interest. To the extent you wish to oppose the election of any Mack-Cali director, you can express that by withholding from that nominee, while still voting on the WHITE CARD for the nominees you support Institutional investors who wish to execute a split vote across both proxy cards can contact our proxy solicitor, MacKenzie Partners, at operations@mackenziepartners.com

Agenda Mack-Cali’s Board has Listened and Been Responsive to Shareholders 1 Strategy, Execution & Performance Driving Growth and Portfolio Transformation 2 Bow Street is Seeking Control of Your Company to Pursue its Own Agenda 3 Shareholders Deserve Directors Maximize Value Best Positioned to 4 5 Appendix 52

Focused on Response to COVID-19

Successfully adapting operations in response to COVID-19 while also supporting our community

Acted Swiftly to Support Safety across our Properties

- In light of the COVID-19 pandemic and NJ Governor Murphy's Executive Order 122 issued on April 8, 2020, we **have implemented recommended protocols to facilitate the health and safety of our tenants, residents and employees** during these unprecedented times
- **We are taking all necessary precautions across our properties** to ensure we can provide essential services in a safe and timely manner, and **provide help for those who are dealing with this crisis**

Supporting Front-Line Healthcare Workers

- During these challenging times, the Residence Inn at Port Imperial has **donated 25% of its rooms** (not included in the occupancy percentage) for regional front-line healthcare workers
- We are also **providing meals and parking to those workers each day**
- We have also **donated $100,000 to the Jersey City Medical Center (JCMC) Emergency Response Fund**
- We have also **donated $100,000 to the Jersey City Small Business Relief Fund**

Office

- **Collected 90% of April rent** from office tenants
- Just 6% of tenants seeking a payment plan

Multifamily

- **Collected 96% of projected April rent** from residential tenants
- Just 4% of tenants seeking a payment plan

Hotel

- Residence Inn at Port Imperial remains open with **average April occupancy at 65%** [(1)]
- Our two remaining hotels, the Envue and the Hyatt, have been closed for April

Construction Update

- Construction largely curtailed per Executive Order 122
- **Projects benefitted from mild winter and are generally ahead of construction schedules**

Despite market disruption, we are seeing strong levels of rent collection throughout our office and multifamily portfolio

MACK-CALI®

(1) Mack-Cali Press Release (April 23, 2020). Occupancy percentage does not include donated hotel rooms for regional front-line healthcare workers.

53

CEO Compensation Overview

Well-structured program drives strong alignment of pay and performance

BASE SALARY

- Only fixed component of compensation
- Reviewed annually; no increase since 2017

ANNUAL CASH INCENTIVE

- Aligns compensation with key annual financial metrics
- 40% based on Core FFO
- 40% based on Core Adjusted FFO
- 20% based on Non-Financial Strategic Objectives

PERFORMANCE-BASED LTIP

- 50% based on Absolute TSR
- 50% based on Relative TSR vs. the NAREIT Equity Office Index
- Rigorous Objectives: Full awards are earned only if CLI achieves at least 36% absolute TSR and 75th percentile relative TSR over the 3-year performance period
- Additional Holding Period: Following the 3-year performance period, half of any earned shares are subject to an additional 2-year service-vesting period

2019 CEO Target Compensation



Base Salary 12%
Annual Cash Incentive 26%
Time-Based LTIPs 16%
Performance-Based LTIPs 46%

TIME-BASED LTIP

- Represents 25% of long-term equity
- Cliff vests at the end of 3 years

TSR-Based Awards Drive Alignment Between Pay and Performance



Relative and absolute TSR-based awards are the largest component of compensation. There was no payout for the past two 3-year performance cycles, resulting in a forfeiture of over $3.9mm in granted pay
$0.76
$1.4
$1.3
$0
$2.6
$0
2015 - 2017
2016 - 2018
2017 - 2019
Summary Compensation Table Value ($mm)
Realizable Value as of 12/31/2019 ($mm)

Emphasis on long-term, equity-based compensation ensures strong alignment with shareholders

MACK-CALI

54

Responsible Stewardship for our Properties, People and Community

Mack-Cali is committed to operating sustainably and responsibly to support our local and extended communities

Environmental Sustainability

Commercial Portfolio

- ✓ Early adopter of sustainability standards, establishing the Corporate Energy Group in 1999, an internal advisory function, focused on guiding the Company in matters related to minimizing energy utilization through operating system improvements
- ✓ Energy use has decreased by 3.9% over the past three years

Residential Portfolio

- ✓ Hired Logical Buildings, a smart building software and solutions company, to maximize sustainability efforts through measures such as LED lighting retrofit audits and HVAC replacement energy efficiency assessments
- ✓ Our cogeneration systems utilize natural gas to produce power at a lower environmental and economic cost
- ✓ Reduced carbon footprint by over 5% over the past four years

Building Certifications and Recognition

ENERGY STAR

153 EPA Energy Star Building Labels

7 Owned or managed LEED certified buildings

Social Responsibility

Philanthropy & Community Engagement

- ✓ Committed to improving quality of life where we live, work and in extended communities in need, channeling our contributions to charities, learning institutions, art and cultural centers
- ✓ Donated over $5mm to local charitable causes, and pledged to match employee charitable contributions dollar for dollar
- ✓ Contributed $25k and raised another $200k so that every student in the Hoboken Public School system would have a Chromebook for web-based classes

Empowered Workforce

- ✓ Foster a diverse and inclusive work environment based on respect, empowerment and collaboration
- ✓ Employees build their careers here – 30% of employees have been with the Company for 10+ years, and 10% for 20+ years
- ✓ Employee enrichment and benefit programs include ongoing trainings to foster a positive workplace and tuition assistance

Community Focus

$16.5M Spent constructing a 34,000 square foot annex to a New Jersey public school, to be dedicated to the Jersey City Department of Education

ROSELAND GIVES BACK — Working with residents, vendors and community members across the portfolio to give back to those in need

MACK-CALI®

See 2019 Corporate Social Responsibility Report for additional detail.

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Mack-Cali’s Strategy Caters To Changing Consumer Demographics and Preferences Secular trends support investment in well-connected, urban residential markets …a prevailing preference for urban which today is the largest generation …with lower home ownership rates… Millennial generation home location preferences 49% Public transit and biking are commute times for most millennials Sources: American Public Transportation Association, Federal Reserve, Freddie Mac, U.S. Census Bureau, Press, Wall Street Research. 56 Growing millennial population in U.S. history…Real Estate Ownership by Generation (2014 – 2019)proximity… BPraeb-yBoBoomomerersGBeanbeyrBaotiomn eXrGSielennetra&tiEoanrXlierMillennnials 90MM 44% 23%% 24%% 500%% MillennnialsBaby BoomersGeneration X20120414 2021015 2200116 6220107 1720128018 20192019 Central/Close toRuralOuter Suburb Baby Boomers Generation X Silent and Earlier Millennials City …and a desire for shorter30 Minutes and public transportationLongest tolerable commutepopular commute modes 26%25% 77MM 61MM

Mack-Cali’s Credit Facility Default Risk The publicly disclosed Credit Facility has been structured this way for nearly 20 years The Company’s unsecured revolving credit facility (the “Credit Facility”) has change of control provisions dating back to June 2000 - For purposes of the Credit Facility, the definition of a change of control includes a trigger if a majority of the seats on the Board of Directors (other than vacant seats) become occupied by directors who were neither nominated by the Board nor appointed by a majority of directors nominated by the Board, this provision protects the lender against unexpected change in the counterparty - As a result, if six or more Bow Street nominees are elected by shareholders at the Annual Meeting, this default provision of the Credit Facility may be triggered  The Company has additional Notes and Construction Loans with cross-acceleration provisions that may be triggered by a default on the Credit Facility All of the terms of these agreements have been publicly disclosed; Bow Street and the Bow Street Directors had access to this information - Bow Street, in the process of conducting their diligence to bid on the Company last year, would have become aware of this provision - Bow Street directors had full access to this information as members of the Audit Committee  Waiving the provision would require agreement from our banks, who may seek to renegotiate other terms  In the event that the provision is triggered, the Company could seek forbearance or amendment of the provisions in the event that the provision is triggered, but we have no assurance of whether that would be granted by the lender and risk is heightened by the current credit environmentWe are highlighting this provision to ensure that all shareholders are aware of this risk57